Exhibit 10.2

Execution Version

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of December 19, 2016, is entered into by and among WildHorse Resource Development Corporation, a Delaware corporation (the “Company”), WHR Holdings, LLC, a Delaware limited liability company (“WildHorse Holdings”), Esquisto Holdings, LLC, a Delaware limited liability company (“Esquisto Holdings”) and WHE AcqCo Holdings, LLC, a Delaware limited liability company (“Acquisition Holdings” and together with WildHorse Holdings and Esquisto Holdings, the “Principal Stockholders”).

WHEREAS, the Principal Stockholders, certain other parties thereto and the Company have entered into that certain Master Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), pursuant to which each of the Principal Stockholders has contributed to the Company its interests in certain of its respective subsidiaries and, in consideration therefor, has received shares of Common Stock; and

WHEREAS, as a condition precedent to the execution, delivery and performance of the Contribution Agreement, and in connection with, and effective upon, the completion of an underwritten public offering (the “IPO”) of shares of Common Stock, the Principal Stockholders and the Company have entered into this Agreement to set forth certain understandings among themselves, including with respect to certain corporate governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement each Principal Stockholder is deemed to Beneficially Own the shares of Common Stock owned by it, notwithstanding the fact that such shares are subject to this Agreement.

“Board” means the Board of Directors of the Company.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to shares of Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

Section 1.2 Rules of Construction.

(a) Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted

ARTICLE II

GOVERNANCE MATTERS

Section 2.1 Designees.

(a) The Company and the Principal Stockholders shall take all Necessary Action to cause the Board to include members as follows:

(i) If the Principal Stockholders and their respective Affiliates collectively Beneficially Own at least 50% of the outstanding shares of Common Stock, up to three nominees designated by WildHorse Holdings and up to three nominees designated by Esquisto Holdings (each, an “Appointing Principal Stockholder” and collectively, the “Appointing Principal Stockholders”);

(ii) If the Principal Stockholders and their respective Affiliates collectively Beneficially Own less than 50% but at least 35% of the outstanding shares of Common Stock, two nominees designated by WildHorse Holdings and two nominees designated by Esquisto Holdings;

(iii) If the Principal Stockholders and their respective Affiliates collectively Beneficially Own less than 35% but at least 15% of the outstanding shares of Common Stock, one nominee designated by WildHorse Holdings, one nominee designated by Esquisto Holdings and one nominee designated by a mutual agreement between the Appointing Principal Stockholders; and

(iv) If the Principal Stockholders and their respective Affiliates collectively Beneficially Own less than 15% but at least 5% of the outstanding shares of Common Stock, one nominee designated by WildHorse Holdings and one designated by Esquisto Holdings.

If the Principal Stockholders and their respective Affiliates collectively Beneficially Own less than 5% of the outstanding shares of Common Stock, the Appointing Principal Stockholders shall not be entitled to designate a nominee.

For the avoidance of doubt, the rights granted to the Appointing Principal Stockholders to designate members of the Board are additive to, and not intended to limit in any way, the rights that the Principal Stockholders or any of their respective Affiliates may have to nominate, elect or remove directors under the Company’s certificate of incorporation, bylaws or the Delaware General Corporation Law.

The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), that taking all necessary corporate action to effectuate the above shall include (A) including the persons designated pursuant to this Section 2.1(a) in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (B) nominating and recommending each such individual to be elected as a director as provided herein, and (C) soliciting proxies or consents in favor thereof. The Company is entitled to identify such individual as a WildHorse Holdings Director or Esquisto Holdings Director, as applicable, pursuant to this Agreement.

(b) At any time the members of the Board are allocated among separate classes of directors, (i) the directors designated by the Principal Stockholders pursuant to this Section 2.1 (the “Principal Stockholder Directors”) shall be in different classes of directors to the extent practicable and (ii) the Appointing Principal Stockholders (acting by mutual agreement) shall be permitted to designate the class or classes to which each Principal Stockholder Director shall be allocated.

(c) So long as the Principal Stockholders and their respective Affiliates collectively Beneficially Own 15% or more of the outstanding shares of Common Stock, the Appointing Principal Stockholders by mutual agreement between them will have the right to cause the Board to include at least one Principal Stockholder Director on each committee of the Board as designated by the Appointing Principal Stockholders (subject to any independence requirement imposed by applicable law or by the applicable rules of any national securities exchange on which the Common Stock may be listed or traded).

(d) So long as an Appointing Principal Stockholder is entitled to designate one or more nominees pursuant to Section 2.1(a), such Appointing Principal Stockholder shall have the right to remove any Principal Stockholder Director (with or without cause) appointed by such Principal Stockholder, from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company shall take all Necessary Action to cause such removal; provided that the agreement of both Appointing Principal Stockholders shall be required to remove a Principal Stockholder Director appointed by the mutual agreement of the Appointing Principal Stockholders pursuant to Section 2.1(a)(ii)

(e) In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal (whether by the Appointing Principal Stockholders or otherwise in accordance with the Company’s certificate of incorporation and bylaws, as either may be amended or restated from time to time) of a Principal Stockholder Director, the Appointing Principal Stockholder entitled to appoint such Principal Stockholder Director shall be entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Board as designees of such Appointing Principal Stockholder immediately following the filling of such vacancy will not exceed the total number of persons such Appointing Principal Stockholder is entitled to designate pursuant to Section 2.1(a) on the date of such replacement designation; provided that the consent of both Appointing Principal Stockholders shall be required to designate the individual to fill any vacancy resulting from the death, disability, resignation or removal of the Principal Stockholder Director appointed by the mutual agreement of the Appointing Principal Stockholders pursuant to Section 2.1(a)(ii). The Company and the Principal Stockholders shall take all Necessary Action to cause such replacement designee to become a member of the Board.

Section 2.3 Restrictions on Other Agreements. No Principal Stockholder shall, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other Principal Stockholders, holders of shares of Common Stock that are not parties to this Agreement or otherwise).

ARTICLE III

EFFECTIVENESS AND TERMINATION

Section 3.1 Effectiveness. Upon the closing of the IPO, this Agreement shall thereupon be deemed to be effective. However, to the extent the closing of the IPO does not occur, the provisions of this Agreement shall be without any force or effect.

Section 3.2 Termination. This Agreement shall terminate upon the earlier to occur of (a) such time as none of the Principal Stockholders Beneficially Own any shares of Common Stock and (b) the delivery of written notice to the Company by all of the Principal Stockholders, requesting the termination of this Agreement. Further, at such time as a particular Principal Stockholder no longer Beneficially Owns any shares of Common Stock, all rights and obligations of such Principal Stockholder under this Agreement shall terminate.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

(a)	If to the Company, to:

WildHorse Resource Development Corporation

9805 Katy Freeway, Suite 400

Houston, TX 77024

Attention: General Counsel

E-mail: KRoane@wildhorserd.com

(b)	If to WildHorse Holdings, to:

9805 Katy Freeway, Suite 400

Houston, TX 77024

Attention: General Counsel

E-mail: KRoane@wildhorserd.com

With a copy to:

Natural Gas Partners

5221 N. O’Connor Boulevard, Suite 1100

Irving, Texas 75039

Attention: General Counsel

Fax: (972) 432-1441

E-mail: jzlotky@ngptrs.com

(c)	If to Esquisto Holdings, to:

9805 Katy Freeway, Suite 400

Houston, TX 77024

Attention: General Counsel

E-mail: KRoane@wildhorserd.com

With a copy to:

Natural Gas Partners

5221 N. O’Connor Boulevard, Suite 1100

Irving, Texas 75039

Attention: General Counsel

Fax: (972) 432-1441

E-mail: jzlotky@ngptrs.com

(d)	If to Acquisition Holdings, to:

9805 Katy Freeway, Suite 400

Houston, TX 77024

Attention: General Counsel

E-mail: KRoane@wildhorserd.com

With a copy to:

Natural Gas Partners

5221 N. O’Connor Boulevard, Suite 1100

Irving, Texas 75039

Attention: General Counsel

Fax: (972) 432-1441

E-mail: jzlotky@ngptrs.com

Section 4.2 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.5 Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.6 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7 Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY

APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.8 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Principal Stockholders may each assign any of its respective rights hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Jay C. Graham
Name:	Jay C. Graham
Title:	CEO

PRINCIPAL STOCKHOLDERS:

WHR HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

ESQUISTO HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

WHE ACQCO HOLDINGS, LLC

By:	/s/ Anthony Bahr
Name:	Anthony Bahr
Title:	Manager

Signature Page to Stockholders’ Agreement